                           SCHEDULE 14A INFORMATION

  Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of
                                     1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement

[_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

                      Objective Systems Integrators, Inc.
             -----------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

  (1) Title of each class of securities to which transaction applies:

  (2) Aggregate number of securities to which transaction applies:

  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange ActRule 0-11 (set forth the amount on which filing fee is calculated and state how it was determined):

  (4) Proposed maximum aggregate value of transaction:

  (5) Total fee paid:

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act
  Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  (1) Amount previously paid:

  (2) Form, Schedule or Registration Statement No.:

  (3) Filing Party:

  (4) Date Filed:

                      OBJECTIVE SYSTEMS INTEGRATORS, INC.

                               ----------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                          To Be Held December 9, 1999

TO THE STOCKHOLDERS:

   NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Objective Systems Integrators, Inc., a Delaware corporation ("OSI"), will be held on Thursday, December 9, 1999, at 10:00 a.m. local time, at the Lake Natoma Inn, 702 Gold Lake Drive, Folsom, California 95630, for the following purposes:

  1. To elect five directors to serve until the next Annual Meeting or until their successors are elected and qualified.

  2. To approve an amendment to our 1994 Stock Option Plan to increase the number of shares of Common Stock reserved for issuance by 3,000,000 shares.

  3. To ratify the appointment of Deloitte & Touche LLP as our independent auditors for the fiscal year ending June 30, 2000.

  4. To transact such other business as may properly come before the Meeting.

   More detail about the stated purposes of the Meeting can be found in the Proxy Statement that accompanies this Notice. The record date for the Meeting is October 15, 1999. Only stockholders of record at the close of business on that date will be given notice of the Meeting and are entitled to vote.

   All stockholders are invited to attend the Meeting. We urge you to mark, sign, date and return a Proxy as promptly as possible to ensure that your shares are represented. A postage-prepaid envelope has been enclosed for purpose. If you do attend the Meeting, you may vote in person even if you have returned a Proxy.

                                          Sincerely,


                                          /s/ Philip N. Cardman
                                          Philip N. Cardman
                                          Vice President, General Counsel and
                                           Secretary

Folsom, California
October 18, 1999


                            YOUR VOTE IS IMPORTANT.

 TO ENSURE YOUR SHARES ARE REPRESENTED AT THE MEETING, PLEASE MARK, SIGN, DATE
                AND RETURN YOUR PROXY AS PROMPTLY AS POSSIBLE.

                      OBJECTIVE SYSTEMS INTEGRATORS, INC.

                               ----------------

                           PROXY STATEMENT FOR 1999
                        ANNUAL MEETING OF STOCKHOLDERS

                INFORMATION CONCERNING SOLICITATION AND VOTING

General

   The enclosed Proxy is being solicited on behalf of the Board of Directors ("Board") of OBJECTIVE SYSTEMS INTEGRATORS, INC., a Delaware corporation ("OSI"), for use at our Annual Meeting of Stockholders ("Meeting") that will be held Thursday, December 9, 1999, at 10:00 a.m. local time, or at any adjournment of the Meeting, and for the purposes described in this Proxy Statement. The Meeting will be held at the Lake Natoma Inn, 702 Gold Lake Drive, Folsom, California 95630. OSI's principal executive offices are at 100 Blue Ravine Road, Folsom, California 95630, and our telephone number at that location is (916) 353-2400.

   These proxy solicitation materials and the Annual Report to Stockholders for the year ended June 30, 1999, were first mailed on or about November 11, 1999, to all stockholders entitled to vote at the Meeting.

Record Date and Outstanding Shares

   Stockholders of record at the close of business on October 15, 1999 ("Record Date"), will be given notice of the Meeting and are entitled to vote. OSI has one series of Common Shares outstanding, designated Common Stock, $.001 par value per share ("Common Stock"). On the Record Date, 35,877,146 shares of Common Stock were issued and outstanding. They were held of record by 167 stockholders.

Revocability of Proxies

   Proxies can be revoked at any time before their use by (a) delivering a written notice of revocation to our Secretary, (b) delivering a duly executed proxy bearing a later date to our Secretary, or (c) attending the Meeting and voting in person.

Voting and Solicitation

   You have one vote for each share of Common Stock held on the Record Date. In voting for the election of Directors (Proposal One) you may cumulate your votes. For cumulative voting, the total number of votes that may be cast is five times the number of shares that you are entitled to vote. One candidate may be given all of your votes or they may be distributed among as many candidates as you chose. However, (a) votes cannot be cast for more than five candidates or for a candidate who has not been nominated before the voting, and (b) cumulative voting will not apply unless at least one Stockholder has given notice, before the voting, of the intention to cumulate. On all other matters, each share of Common Stock has one vote.

   This solicitation is being made by OSI, which will bear all related costs. Chase Mellon Shareholder Services has been employed to distribute stockholder materials, both to stockholders of record and to organizations representing beneficial owners, for which we will reimburse them. We may also reimburse brokerage firms and others representing beneficial owners for their expenses in forwarding solicitation material to beneficial owners. Proxies may also be solicited, without additional compensation, by our directors, officers and other employees.

Quorum, Abstentions and Broker Nonvotes

   Votes cast at the Meeting will be counted by the Inspector of Elections ("Inspector"), who is a representative of our Transfer Agent. The Inspector will also determine whether a quorum is present. For proposals to be approved, Delaware law generally requires an affirmative vote by a majority of shares present (in person or by proxy) at a duly held meeting where there is a quorum. Delaware law also generally provides that a quorum for a meeting will exist only if a majority of the shares entitled to vote at the meeting are present either in person or by proxy.

   In determining whether a quorum is present, the Inspector will treat shares that are voted "Withheld" or "Abstain" as being present and entitled to vote. They will not be treated as votes in favor of any matter submitted. Proxies which are returned using the form of proxy enclosed but which are not marked as to a particular item, will be voted to elect the five nominated directors, to approve amending the 1994 Stock Option Plan, to ratify the appointment of Deloitte & Touche LLP and, as the proxy holders deem advisable, on any other matters that may properly come before the Annual Meeting.

   If a broker indicates that it has no discretionary authority for a particular matter ("Broker Nonvotes"), the Inspector will consider the shares held by the broker as being present in determining whether a quorum exists for that matter. However, these shares will not be considered as shares entitled to vote on such matters and will therefor not be counted in tabulating the votes.

   We believe that these tabulation procedures for determining whether a quorum exists and for the voting of shares are consistent with Delaware law and our Bylaws.

Deadline for Stockholder Proposals

   Stockholders are entitled to present proposals for action at a forthcoming meeting if they comply with the requirements of the Proxy rules promulgated by the Securities and Exchange Commission. Stockholder proposals for the Year 2000 Annual Meeting must be received by OSI not later than July 7, 2000, to be considered for inclusion in the Proxy Statement and form of Proxy relating to the Year 2000 Annual Meeting. The attached Proxy Card grants to the Proxy holders discretionary authority to vote on any matter properly raised at the Meeting. If a stockholder intends to submit a proposal at the Year 2000 Annual Meeting, which is not eligible for inclusion in the Proxy Statement and Form of Proxy relating to that meeting, the stockholder must do so no later than September 20, 2000. If a stockholder fails to comply with the foregoing notice provision, the proxy holders will be allowed to use their discretionary voting authority when the proposal is raised at the Year 2000 Annual Meeting.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

   The following table has information on the beneficial ownership of our Common Stock as of October 15, 1999, for (a) each person that we know beneficially owns more than 5% of the outstanding shares of our Common Stock,
(b) each of our directors, (c) each of our officers named in the Summary Compensation Table on page 11, and (d) all of our directors and executive officers as a group.

Five Percent Stockholders,
Directors, and Certain Executive            Common Stock        Approximate
Officers                                 Beneficially Owned Percentage Owned(1)
--------------------------------         ------------------ -------------------
Richard G. Vento (2)...................      10,180,273            28.38%
Tom L. Johnson (3).....................       5,427,799            15.13%
William Bailey (4).....................       4,752,474            13.25%
Dr. Kornel Terplan (5).................         386,921             1.08%
Gary D. Cuccio.........................          10,000                *
George F. Schmitt (6)..................          85,000                *
Philip N. Cardman (7)..................         148,438                *
Lawrence F. Fiore (8)..................          13,616                *
Jerry Johnson (9)......................             -0-                *
Dan D. Line (10).......................         292,484                *
Kevin McCoy............................           2,943                *
James K.R. Souders (11)................         334,837                *
All directors and executive officers as
 a group (8 persons)...................      16,586,884            46.23%

--------
  * Less than 1% of the outstanding shares.
 (1) Options exercisable on or before December 14, 1999, are treated as being outstanding in computing both ownership and percentage ownership for the optionee, but not in computing the percentage of any other person. Percentage ownership is based on 35,877,146 shares of Common Stock outstanding as of October 15, 1999, together with options held by each individual. Beneficial ownership is determined according to the SEC rules, and includes voting and investment power with respect to shares.
 (2) Includes 2,549,506 shares held by Mr. Vento as well as 2,549,506 shares held by Mr. Vento's spouse, 328,789 shares held by Vento L.L.C., 1,584,157 shares held by each of Gail Vento L.L.C., Nicole Vento L.L.C., and Rene Vento L.L.C. over which Mr. Vento is deemed to have voting and investment power.
 (3) Includes 2,549,505 shares held by Mr. Johnson as well as 2,549,505 shares held by Mr. Johnson's spouse and 328,789 shares held by Johnson L.L.C. over which Mr. Johnson is deemed to have voting and investment power.
 (4) Includes 2,376,237 shares held by each of Kevin Johnson L.L.C. and Kari Anne Johnson L.L.C., over which Mr. Bailey is deemed to have voting and investment power.
 (5) Includes 25,000 shares of Common Stock, which may be acquired under stock options that can be exercised on or before December 14, 1999.
 (6) Includes 75,000 shares of Common Stock, which may be acquired under stock options that can be exercised on or before December 14, 1999.
 (7) Includes 148,438 shares of Common Stock, which may be acquired under stock options that can be exercised on or before December 14, 1999.
 (8) Includes 10,626 shares of Common Stock, which may be acquired under stock options that can be exercised on or before December 14, 1999.
 (9) Mr. Jerry Johnson resigned from OSI on August 11, 1999.
(10) Includes 292,484 shares of Common Stock, which may be acquired under stock options that can be exercised on or before December 14, 1999.
(11) Includes 219,927 shares of Common Stock, which may be acquired under stock options that can be exercised on or before December 14, 1999.

                                 PROPOSAL ONE

                             ELECTION OF DIRECTORS

Nominees

   OSI's Bylaws provide for six directors. However, we expect that only five directors will be elected at the Meeting, with one vacancy remaining outstanding. We intend to appoint a director to fill the vacancy when a suitable candidate is found. Unless otherwise instructed, proxy holders will vote the proxies they receive for the five nominees listed below, all of whom are presently directors of OSI. If a nominee is unable or declines to serve as a director at the time of the Meeting, proxies will be voted for any nominee designated by the present Board to fill the vacancy. We are not aware of any nominee who is unable or will decline to serve as a director. If additional nominations are made, the proxy holders will vote the proxies they receive (in accordance with cumulative voting) to elect as many of the nominees listed below as is possible. If this occurs, the proxy holders will decide on the specific nominees that will receive their votes. The term of office for each person elected as a director will continue until the next Annual Meeting of Stockholders or until a successor has been duly elected and qualified.

Vote Required

   If a quorum is present and voting, the five nominees receiving the highest number of votes will be elected to the Board. Abstentions and Broker Nonvotes are not counted in electing directors.

Nominees

   The names of the nominees, and some information about each, are as follows:

Name of Nominee              Age Position With OSI
---------------              --- -----------------
Tom L. Johnson..............  54 Co-Chairman of the Board of Directors, Co-Chief
                                 Executive Officer and Acting Chief Technology
                                 Officer
Richard G. Vento............  59 Co-Chairman of the Board of Directors and Co-
                                 Chief Executive Officer
George F. Schmitt(1)........  56 Director
Gary Cuccio.................  53 Director
Dr. Kornel Terplan(1).......  55 Director

--------
(1) Member of Audit Committee

   There are no family relationships among the directors or executive officers.

   Tom L. Johnson is OSI's Co-Chief Executive Officer, Co-Chairman of the Board of Directors and Acting Chief Technology Officer. He co-founded Objective Systems Integrators, a partnership and the predecessor to the Company, in January 1989, and was Co-Chief Executive Officer and Chairman of the Board of Directors from 1989 to 1995. He also was President from May 1991 to June 1994, Chief Financial Officer from July 1989 to November 1993, and Vice President, Product Development from July 1990 to July 1995. From January 1987 to February 1989, he co-founded and served as Vice President, Product Development of TelWatch, Inc., a telecommunications software and hardware company. Before January 1987, he was for more than 22 years involved in a number of software companies, including TelAccount, Inc., Schmidt Associates, Computer Science Corporation, Control Data Service Bureau, University Computing Company and MRI Systems, serving in a variety of management and technical positions, Mr. Johnson received a B.S. degree in Abstract Mathematics with a minor in Business Management from the University of Houston.

   Richard G. Vento is OSI's Co-Chief Executive Officer and Co-Chairman of the Board of Directors. He co-founded Objective Systems Integrators, a partnership and the predecessor to the Company in January, 1989. He served as President from June 1994 to July 1995, as Secretary from July 1989 to November 1993 and as Vice President, Sales and Marketing from July 1990 to June 1994. From January 1987 to February 1989, he co-founded and served as Vice President, Business Development of TelWatch, Inc., a telecommunications software and hardware company. Before January 1987, he was for more than 23 years involved with a number of software companies, including TelAccount, Inc., Schmidt Associates, Computers Sciences Corporation, ADP Network Services and TYMSHARE, Inc., serving in a variety of management positions. Mr. Vento received a B.A. degree in Mathematics and a B.S. degree in Business and Economic Statistics from San Francisco State University and an A.A. degree in Liberal Arts from Foothill College.

   Gary D. Cuccio has been a director of OSI since July 1999. Mr. Cuccio has been President of AirTouch Paging since August 1998. From September, 1996 to July, 1998, Mr. Cuccio was the Chief Operating Officer of Omnipoint Communications, Inc. From 1994 to 1996, Mr. Cuccio held a number of senior operations positions with AirTouch International in Europe and in Asia. Before 1994, Mr. Cuccio held various management positions with Pacific Bell. Mr. Cuccio holds a B.A. degree from California State University, Los Angeles, and an M.B.A. from St. Mary's College. He is also a graduate of the Advanced Management Program at Harvard.

   George F. Schmitt has been a director of OSI since October 1995. Mr. Schmitt has served as a director of Telesoft Partners since September 1997 and as a director of L.H.S. Group since October 1996. Mr. Schmitt has been President of Omnipoint Communications Inc. and Executive Vice President of Omnipoint Corporation (collectively, "Omnipoint") since October 1995. From November 1994 to September 1995, Mr. Schmitt was President and Chief Executive Officer of PCS PrimeCo, a personal communications service partnership formed by AirTouch Communications, NYNEX, Bell Atlantic and US West. From November 1993 to November 1994, Mr. Schmitt was Executive Vice President, International Operations, of AirTouch Communications. From January 1990 to March 1994, he served as Vice President of Pacific Telesis Group, a predecessor to AirTouch. Before January 1990, Mr. Schmitt held various management positions with Pacific Telesis Group and Pacific Bell. Mr. Schmitt is a director of Omnipoint Corporation. Mr. Schmitt has a B.A. degree from St. Mary's College of California and an M.S.M. degree from Stanford University.

   Dr. Kornel Terplan has been a director of OSI since August 1992. Since 1983, Dr. Terplan has served as President of Performance Navigations, Inc., a telecommunications consulting company. Before 1983, Dr. Terplan served as a consultant and systems engineer to Computer Sciences Corporation and Tesdata, Inc., both telecommunications companies. For more than 25 years, Dr. Terplan has served as a corporate consultant providing consulting, training and product development services to various national and multinational corporations in the telecommunications industry, including AT&T, France Telecom and Siemens. He has a B.A. degree in Electronics, an M.S. degree in Electronics and a Ph.D. degree in Operational Research from the University of Dresden, Germany.

Board Meetings and Committees

   The Board held four meetings in fiscal 1999. No director attended fewer than 75% of the Board meetings and the committees on which he served. The Board has an Audit Committee. The Board has no Nominating Committee or any committee that performs that function.

   In fiscal 1999, the Audit Committee consisted of Messrs. Schmitt, Shantz and Terplan. The Audit Committee oversees our independent auditors and reviews our internal financial procedures and controls. This Committee met two times in fiscal 1999.

                                 PROPOSAL TWO

                      AMENDMENT OF 1994 STOCK OPTION PLAN

   At the Annual Meeting, you are being asked to approve an amendment of our 1994 Stock Option Plan ("Plan") to increase the number of shares of Common Stock that can be issued under the Plan by 3,000,000 shares, for a total of 10,434,830 shares. The Plan was adopted by the Board and approved by our stockholders in November 1994. In August 1995, our stockholders approved an amendment that (a) increased the number of shares that could be issued under the Plan by 1,375,000 shares, (b) made changes in the Plan to reflect developments in the law, and (c) ended participation in the Plan by nonemployee directors. In November 1996, our stockholders approved an amendment that increased the number of shares that could be issued by 810,330 shares. In November, 1997, our stockholders approved an amendment that increased the number of shares that could be issued by 3,000,000 shares.

   As of the Record Date, (a) options to purchase a total of 4,211,559 shares of Common Stock were outstanding, with a weighted average exercise price of $7.1253 per share, and (b) 5,699,928 shares (including the 3,000,000 shares that you are being asked to approve at this Meeting) were available for future grant, and (c) 523,343 shares had been purchased following the exercise of options under the Plan.

   The Plan authorizes the Board to grant stock options to eligible employees and consultants of OSI. It allows the Board broad discretion in creating equity incentives to help us attract and retain the best available personnel for our business. We have had a long-standing practice of linking the compensation of our key employees to OSI's performance, because we believe that doing so helps to maximize stockholder value. In this regard, we regularly provide equity incentives to a broad range of our employees. This practice has enabled us to attract and retain the talent that we need.

   The Board believes the shares that remain available for grant under the Plan are not sufficient for the purposes of the Plan. To retain the services of valuable employees as we mature, we will need to grant additional options as outstanding options become fully vested. To attract the highly qualified people that we need, we will have to grant options to new employees.

Vote Required

   The affirmative vote of at least a majority of the Votes Cast is needed to amend the Option Plan. The "Votes Cast" under Delaware law are the shares of Common Stock present at the Meeting (in person or by proxy) and entitled to vote on a matter. We will count abstentions and votes against amending the Plan in determining whether there is a quorum for the Meeting and the number of Votes Cast. We will count Broker Nonvotes in determining the presence or absence of a quorum, but not in determining the number of Votes Cast.

   The Board of Directors recommends that Stockholders vote "FOR" amending the Option Plan.

   The essential terms of the Plan are as follows:

Purposes

   The purposes of the Plan are to (a) attract and retain the best available personnel for positions of substantial responsibility, (b) provide additional incentives to employees and consultants of OSI, and (c) promote the success of our business.

Administration

   The Plan can be administered by the Board or by a committee approved by the Board. The Plan is currently being administered by the Board. The Board, or the committee appointed to administer the Plan, is referred to in this description as the "Administrator". The Administrator sets the terms of options granted, including their exercise price, the number of shares subject to the option and any exercise restrictions. All questions of interpretation are determined by the Administrator, and its decisions are final. Members of the Board receive no additional compensation for their services in administering the Plan.

Eligibility

   The Plan provides that either incentive or nonstatutory stock options may be granted to employees (including officers and employee directors) of OSI or any of its designated subsidiaries. In addition, the Plan provides that nonstatutory options may be granted to consultants (including non-employee directors) of OSI or any of its designated subsidiaries. The Administrator selects the optionees and determines the number of shares subject to each option. In making this determination, the Administrator takes into account the duties and responsibilities of the optionee, the value of the optionee's services, the optionee's present and potential contribution to our success and other relevant factors. The Plan does not provide for a minimum number of option shares that may be granted to any one employee. There is a $100,000 limit on the fair market value of all shares (under any incentive options) which can be exercised for the first time in any one calendar year.

Terms of Options

   A stock option agreement between OSI and the optionee controls each option. Options are subject to the following additional terms and conditions:

     (1) Exercise of the Option: The vesting period for options is determined by the Administrator. An option is exercised by giving written notice to OSI, specifying the number of shares of Common Stock to be purchased and tendering payment of the purchase price. Payment may consist of cash, check, promissory note, delivery of already-owned shares of OSI's Common Stock (subject to certain conditions) or such other consideration the Administrator decides and is permitted by law. There is also a cashless exercise procedure. Under this procedure, the optionee gives a broker irrevocable instructions to sell the purchased shares and remit to OSI, out of the sale proceeds, the exercise price plus applicable withholding taxes.

     Options may be exercised at any time on or after the vest date. An option may not be exercised for a fraction of a share. No option may be exercised after it expires.

     (2) Option Price: The option price is determined by the Administrator. For incentive stock options, the price must always equal or exceed the fair market value of the Common Stock on the date of grant. Under the Plan, fair market value is the closing sales price of the Common Stock as reported on the Nasdaq National Market. For people who, at the time of grant, own more than 10% of the voting power of all classes of OSI stock, the option price cannot be less than 110% of the fair market value on the date of grant.

     (3) Termination Of Employment: The Plan provides that if an optionee's employment ends for any reason other than death or disability, options must be exercised within 30 days (or such other period, not exceeding three months in the case of incentive stock options, as determined by the Administrator), but only to the extent the options were vested on the date of termination.

     (4) Death: If an optionee dies while an employee or a consultant of OSI, options may be exercised at any time within 12 months after the date of death, but only to the extent that the options were vested on the date of death.

     (5) Disability: If an optionee's employment ends due to a disability, options may be exercised at any time within 12 months from the date employment ends, but only to the extent that the options were vested on the date of termination.

     (6) Termination of Options: Options expire 10 years from the date they are granted. However, incentive options that are granted to an optionee who, immediately before the grant, owns more than 10% of our Common Stock, may not have a term of more than five years.

     (7) Nontransferability of Options: An option is not transferable other than by will or the laws of descent and distribution. Options can be exercised only by the optionees during their lifetime or, if they die, by a person who acquires the right to exercise the option by bequest, inheritance or otherwise.

Capital Changes

   If our capitalization is changed in any way without our receiving consideration (such as a stock split or dividend) and the result changes the number of shares of Common Stock, appropriate adjustment will be made in the option price and in the number of shares subject to each option. If our dissolution or liquidation is proposed, all outstanding options will automatically terminate. If we merge with or into another corporation, or substantially all of our assets are sold, (a) all outstanding options will be assumed or an equivalent option substituted by the successor corporation, or
(b) if the option is not assumed or substituted, the outstanding options will terminate when the transaction closes.

Amendment and Termination

   The Board may amend, suspend or terminate the Plan at any time. Any amendment, suspension or termination cannot adversely affect options then outstanding without the consent of the optionee. The Plan will end in 2004.

   To the extent necessary to comply with Rule 16b-3 or with Section 422 of the Internal Revenue Code of 1986, as amended ("Code"), or any other applicable law or regulation, we will obtain stockholder approval of amendments to the Plan in the manner and to the degree required.

Tax Information

   Options may be either "incentive stock options," as defined in Section 422 of the Code, or nonstatutory options.

   An optionee who is granted an incentive stock option will not recognize taxable income either at the time of the grant or at the time of exercise, although exercise may trigger the alternative minimum tax. On a sale or exchange of the shares more than two years after grant and one year after exercise, any gain or loss will be treated as long-term capital gain or loss. If these holding periods are not met, the optionee will recognize ordinary income at the time of sale or exchange. The amount of the income will be the difference between the exercise price and the lower of (a) the fair market value of the shares on the date of exercise, or (b) the sale price of the shares. A different rule for measuring ordinary income on a premature disposition may apply if the optionee is also an officer, director or 10% stockholder. Generally, OSI will be entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Any gain or loss on premature disposition in excess of the amount treated as ordinary income will be characterized as long-term or short-term capital gain or loss, depending on the holding period.

   All options not qualifying as incentive stock options are referred to as nonqualified options. An optionee will not recognize taxable income at the time a nonqualified option is granted. However, on exercise, the optionee will recognize ordinary income generally equal to the excess of the then fair market value of the shares over their purchase price. Taxable income in connection with exercises by optionees who are employees or former employees of OSI will be subject to withholding. On resale of the shares by the optionee, the difference between the sales price and the purchase price, to the extent not recognized as taxable income, will be treated as long-term or short-term capital gain or loss, depending on the holding period. Generally, OSI will have a tax deduction in the same amount as the ordinary income recognized by the optionee for shares acquired on exercise of nonstatutory options.

   This is only a summary of the federal income tax effects on OSI and an Optionee. It is not complete and does not discuss the tax consequences of an optionee's death. It also does not discuss the income tax laws of any municipality, state or foreign county in which an optionee may reside.

Participation in the Plan

   The grant of options under the Plan to executive officers, including the officers named in the Summary Compensation Table, is at the discretion of the Administrator. As of the date of this Proxy Statement, the Administrator has made no determination regarding future awards under the Plan. The table of option grants under "Executive Compensation and Other Matters Option Grants in Fiscal Year 1999" provides information about the grant of options to the officers named in the Summary Compensation Table during fiscal 1999.

                                PROPOSAL THREE

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

   The Board has selected Deloitte & Touche LLP, independent auditors, to audit our consolidated financial statements for the fiscal year ending June 30, 2000, and recommends that you ratify that appointment. Even if the appointment is ratified, the Board may appoint new independent auditors at any time during the year if it determines that the change would be in the best interest of OSI and its stockholders. If there is a negative vote on ratification, the Board will reconsider its selection.

   Deloitte & Touche LLP has audited our financial statements annually since 1993. Representatives of Deloitte & Touche LLP have been invited to the Annual Meeting and will be given an opportunity to make a statement if they wish. We also expect that they will be available to respond to appropriate questions.

   The Board recommends a vote "FOR" ratifying Deloitte & Touche LLP as OSI's independent auditors.

                   EXECUTIVE COMPENSATION AND OTHER MATTERS

Executive Compensation

   The following Summary Compensation Table contains information regarding the compensation of our Chief Executive Officers and our other four most highly compensated officers for the fiscal year ended June 30, 1999, and two former officers who would have been among the four most highly compensated but for the fact that they left OSI before the end of the fiscal year.

                          SUMMARY COMPENSATION TABLE

                                                                         Long-Term
                                                                    Compensation Awards
                                                                   ---------------------
                                      Annual Compensation
                                ---------------------------------- Restricted Securities
Name and Principal       Fiscal                                      Stock    Underlying     All Other
Position                  Year  Salary($)   Bonus($) Commission($) Awards($)  Options(#)    Compensation
------------------       ------ ---------   -------- ------------- ---------- ----------    ------------
Tom L. Johnson(1).......  1999        --         --          --        --           --             --
 Co-Chairman of the       1998        --         --          --        --           --             --
 Board,
 Co-Chief Executive       1997    87,501         --          --        --           --          3,875(2)
 Officer,
 Acting Chief Technology
 Officer

Richard G. Vento(1).....  1999        --         --          --        --           --             --
 Co-Chairman of the       1998        --         --          --        --           --             --
 Board,
 Co-Chief Executive       1997    87,501         --          --        --           --          7,299(2)
 Officer

Philip N.Cardman........  1999   205,384         --          --        --       65,000          4,041(2)
 Vice President, General  1998   203,750        155          --        --           --          4,075(2)
 Counsel and Secretary    1997   168,381         77          --        --      275,000(3)      23,533(4)

Lawrence F. Fiore.......  1999   106,917      7,689          --        --       41,000          2,292(2)
 Vice President           1998    88,000      5,955          --        --           --          1,876(2)
 and Chief Financial      1997    81,571         --          --        --       11,500          1,628(2)
 Officer

Dan D. Line.............  1999   107,500         --     178,193        --       25,000          2,895(2)
 Vice President, North    1998    95,000        155     562,129        --       40,000          4,399(2)
 America
 Sales and Operations     1997    75,000        171     306,254        --      206,250(5)       2,686(2)

Jerry Johnson...........  1999   175,000     10,000          --        --      110,000
 Chief Technology         1998   145,272     35,555          --        --      250,000
 Officer,
 Vice President,          1997        --(6)      --          --        --           --             --
 Products
 and Technology

Kevin McCoy.............  1999   240,318     26,250          --        --           --             --
 Vice President,          1998   180,000     52,655          --        --       40,000         11,573(7)
 Research and
 Development and          1997   149,635         78          --        --      160,000(8)       9,912(9)
 Professional Services

James K.R. Souders......  1999   175,000    193,750          --        --       25,000          1,684(2)
 Executive Vice           1998   132,500      3,179     180,695        --      200,000         83,024(10)
 President,
 Sales and Marketing,     1997    71,000        155     136,270        --      192,500(11)      1,447(2)

--------
 (1) Messrs. Johnson and Vento resigned as Co-Chief Executive Officers of OSI in February 1996, but resumed those offices in April 1997 following the resignation of then Chief Executive Officer Mr. Ambrozy. In fiscal years 1998 and 1999, both have elected to serve without compensation.
 (2) Includes matching and other contributions made by OSI for the benefit of the named individuals under our 401(k) savings plan.

 (3) Includes grants of options to purchase 110,000 shares pursuant to the April 19, 1997, repricing of an option originally granted earlier in fiscal year 1997.
 (4) Includes a relocation expense reimbursement of $23,533.
 (5) Includes grants of options to purchase 161,250 shares pursuant to the April 19, 1997, repricing of options to purchase 141,250 shares and 20,000 shares originally granted in fiscal year 1996 and earlier in fiscal year 1997, respectively.
 (6) Mr. Jerry Johnson joined OSI as Chief Technology Officer in September,
     1997.
 (7) Includes a relocation expense reimbursement of $8,661 and a matching contribution of $2,912 made by OSI under our 401(k) savings plan.
 (8) Includes grants of options to purchase 45,000 shares pursuant to the April 19, 1997, repricing of options to purchase shares originally granted earlier in 1997.
 (9) Includes a relocation expense reimbursement of $8,362 and a matching contribution of $1,550 made by OSI under our 401(k) savings plan.
(10) Includes a relocation expense reimbursement of $81,264 and a matching contribution of $1,760 made by OSI under our 401(k) savings plan.
(11) Includes grants of options to purchase 192,500 shares pursuant to the April 19, 1997 repricing of options to purchase 27,500 shares originally granted in fiscal year 1995, 100,000 shares originally granted in fiscal year 1996 and 20,000 originally granted earlier in fiscal year 1997.

                       OPTION GRANTS IN FISCAL YEAR 1999

   The following table has information about options that were granted to the people named in the Summary Compensation Table during our fiscal year ended June 30, 1999.

                       Option Grants in Fiscal Year 1999

                               Individual Grants

                                                                           Potential Realizable
                                                                             Value at Assumed
                         Number of  Percentage of                          Annual Rates of Stock
                         Securities Total Options                         Price Appreciation for
                         Underlying   Granted To    Exercise                  Option Term(1)
                          Options     Employees     Price Per  Expiration -----------------------
Name                     Granted(2) in Fiscal 1999 Share(3)(4)    Date        5%          10%
----                     ---------- -------------- ----------- ---------- ----------- -----------
Tom L. Johnson..........       --          --            --           --           --          --
Richard G. Vento........       --          --            --           --           --          --
Philip N. Cardman.......   30,000        1.94%        7.813     08/08/08      147,397     373,533
Philip N. Cardman.......   35,000        2.26%        3.063     04/17/09       67,410     170,829
Lawrence F. Fiore.......    6,000        0.39%        3.063     10/17/08       13,678      34,664
Lawrence F. Fiore.......   35,000        2.26%        3.063     04/17/09       67,410     170,829
Jerry P. Johnson........   30,000        1.94%        7.813     08/08/08      147,397     373,533
Jerry P. Johnson........   80,000        5.18%        3.063     04/17/09      154,079     390,467
Dan D. Line.............   25,000        1.62%        3.063     04/17/09       48,150     122,021
James K.R. Souders......   25,000        1.62%        3.063     04/17/09       48,150     122,021
Kevin McCoy.............       --          --            --           --           --          --

--------
(1) Potential realizable value is based on the assumption that Common Stock appreciates at the rate shown (compounded annually) from the date of grant until the ten year option term expires. These numbers are calculated based on SEC requirements and do not reflect our estimate of future stock price growth.
(2) Options become exercisable as to 1/4 of the option shares on the 12 month anniversary of the vesting start date and as to 1/48 of the option shares each month thereafter.
(3) Options have an exercise price equal to the fair market value of Common Stock on the date of grant.
(4) The exercise price may be paid in cash, promissory note, by delivery of already-owned shares (subject to certain conditions) or under a cashless exercise procedure where the optionee gives irrevocable instructions to a broker to sell the purchased shares and to remit to OSI, out of the sale proceeds, the exercise price plus applicable withholding taxes.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

   The following table has information about the exercise of stock options in the last fiscal year by the people named in the Summary Compensation Table and the value of options held by them as of June 30, 1999.

                                                   Number of Securities
                                                  Underlying Unexercised     Value of Unexercised
                                                    Options at June 30,     In-The-Money Options at
                           Shares                         1999(#)           Fiscal Year End ($)(2)
                         Acquired on    Value    ------------------------- -------------------------
Name                      Exercise   Realized(1) Exercisable Unexercisable Exercisable Unexercisable
----                     ----------- ----------- ----------- ------------- ----------- -------------
Tom L. Johnson..........       --          --           --           --           --         --
Richard G. Vento........       --          --           --           --           --         --
Philip N. Cardman.......       --          --      113,126      116,874           --         --
Lawrence F. Fiore.......       --          --        7,073       45,427           --         --
Jerry P. Johnson........       --          --      109,375      250,624           --         --
Dan D. Line.............       --          --      271,458       77,291      260,322         --
Kevin McCoy.............   21,987      18,782           --           --           --         --
James K. R. Souders.....       --          --       19,792        5,208       73,425         --

--------
(1) Market value of Common Stock at the exercise date minus the exercise price.
(2) Market value of Common Stock at fiscal year-end ($2.75) minus the exercise price.

Employment Contracts and Change-In-Control Arrangements

   Philip N. Cardman entered into an employment agreement in May of 1996, as amended, accepting the position of Vice President, General Counsel and Secretary. OSI's agreement with Mr. Cardman includes, inter alia, the following terms: Payment of a base salary of $155,000 per annum to be reviewed annually; an annual incentive bonus of between 40% to 120% of base salary to be paid in accordance with the Senior Executive Incentive Program; grant of an option to purchase 75,000 shares of stock subject to the approval of the Board; payment of base salary for two years from termination date in the event of involuntary termination other than for cause; payment of base salary for 18 months from termination date in the event of voluntary termination; stock options will cease to vest upon termination with or without cause; and reimbursement of certain relocation expenses.

   James K.R. Souders entered into an employment agreement in January of 1998, accepting the position of Executive Vice President, Sales and Marketing. OSI's agreement with Mr. Souders is a two year employment contract to be renewed annually with annual target compensation to be determined by the Board. It also includes the following terms: base salary of $175,000 per annum; target annual MBO bonus of $100,000, paid quarterly; target annual bookings bonus of $90,000, paid quarterly; annual revenue commission at target sales of $135,000, earned at billing but paid on receipt of cash; grant of an option to purchase 200,000 shares of stock vesting over 7 years; a maximum MBO bonus of $100,000 for calendar year 1998, subject to certain adjustments; reimbursement of certain relocation expenses; payment of certain additional relocation expenses in the event of involuntary termination before January 13, 2000; and, in the event of termination or a failure to renew the contract within 30 days of its anniversary date, payment of base salary for the then remaining term and acceleration of option vesting for options that would have vested during the then remaining term.

   Lawrence F. Fiore entered into a compensation agreement effective May 15, 1999. OSI's agreement with Mr. Fiore provides, inter alia, the following terms: Payment of a base salary of $155,000 per annum; an incentive bonus to be paid in accordance with the Senior Executive Incentive Program; and payment of a lump sum equal to one year's annual base salary in the event of involuntary termination without cause.

Compensation of Directors

   Members of the Board do not receive compensation for their services as directors. Our 1995 Director Option Plan, which was terminated on July 24, 1999, provided stock options to be granted to nonemployee directors

("Outside Directors"). Each Outside Director automatically received an option to purchase 50,000 shares ("First Option") on the date he becomes an Outside Director. Thereafter, if he has then served on the Board for at least six months, the Outside Director was automatically granted an option to purchase 12,500 shares at the first meeting of the Board after each year's Annual Meeting of Stockholders. The options could be exercised only while the Outside Director remained a director. The First Option vested as to 25% of the shares on the first anniversary of the grant date and at the rate of 1/48th of the shares per month thereafter. Subsequent option grants vested as to 50% of the shares six months after the date of grant and as to 1/12th of the shares per month thereafter. On July 24, 1999 our 1994 Stock Option Plan was amended to permit option grants to Outside Directors. All grants under the 1994 Stock Option Plan are discretionary.

Compensation Committee Interlocks and Insider Participation

   In fiscal 1999, the entire Board of Directors performed the functions of a compensation committee. Tom L. Johnson and Richard G. Vento, OSI's Co-Chief Executive Officers, are on the Board of Directors of OSI. However, in Fiscal 1999, Mr. Johnson and Mr. Vento elected not to receive any compensation from OSI.

Report of the Board of Directors Regarding Executive Compensation Policies

   The Board reviews and approves our executive compensation policies. The Board also administers our various incentive plans, including the 1994 Stock Option Plan and the 1995 Employee Stock Purchase Plan, sets compensation policies applicable to our executive officers and evaluates the performance of those officers. Compensation for our executive officers, including base salary levels, potential bonuses and stock option grants are determined by the Board at the beginning of the fiscal year. Below is a description of the policies and rationale the Board applied in setting compensation for OSI's executive officers during the fiscal year ended June 30, 1999.

 Compensation Philosophy

   The underlying philosophy of our executive compensation is to maximize stockholder value over time. The primary goal of the executive compensation program is, therefore, to closely align the interests of our executive officers with those of our stockholders. To achieve this end, we attempt to
(a) offer compensation opportunities that attract and retain executives whose abilities are critical to our long-term success, (b) motivate individuals to perform at their highest level and reward outstanding achievement, (c) maintain a portion of an executive's total compensation at risk, tied to achieving financial, organizational and management performance goals, and (d) encourage executives to manage from the perspective of owners with an equity stake in OSI. The Board currently uses base salary, cash incentives and stock options to meet these goals.

 Base Salary and Commissions

   We use base salary primarily as a device to attract, motivate, reward and retain highly skilled executives. The Board reviewed and approved fiscal 1999 base salaries for the executive officers at the beginning of the fiscal year, excluding the Co-Chief Executive Officers who elected to serve during fiscal year 1999 without compensation. Salaries were set based on the executive officer's job responsibilities, level of experience, individual performance, contribution to our business, our financial performance for the past year and recommendations from management. The Board also took into account the salaries for similar positions at comparable companies, based on the industry experience of the Board members, and validated, published industry compensation survey data. In reviewing base salaries, the Board focused significantly on each executive officer's prior performance with OSI and expected contribution to our future success. It also focused on a group of comparable companies in the high technology sector. In making its decisions, the Board exercised its discretion and judgment using the factors described above. No specific formula was applied to determine the weight of each factor.

   Commissions are paid only to those of our executive officers who have a direct responsibility for sales. In setting commission rates for sales executives, the Board evaluated both what we had done in the past and the approach taken by comparable high technology companies. Here again, comparable companies were identified based on the industry experience of each individual Board member and on information published by validated consulting organizations specializing in Executive Compensation research.

 Annual Cash Incentives

   Bonuses for executive officers are based on qualitative and quantitative factors. They are intended to motivate and reward executive officers by directly linking the amount of their bonus to specific OSI-based performance targets. The factors are also intended to reflect the Board's belief that a portion of each executive's compensation should be contingent on our performance. To carry out this philosophy, at the beginning of the fiscal year the Board reviewed and approved the financial budget for the year and established performance targets. The Board then set target bonuses for each executive officer as a percentage of the officer's base salary. Bonuses were dependent on the achievement of performance targets that were tied to different indicators of performance, such as our operating results. The Board evaluated the completion of performance targets and approved a performance rating relative to the goals completed. Scoring was influenced by the Board's perception of the relative importance of the various corporate goals. The Board believes that this bonus structure provides an excellent link between our earnings performance and the incentives that are received by our executives. Our Co-Chief executive officers chose to be ineligible for cash incentives for fiscal year 1999.

 Stock Options

   The Board provides executive officers with long-term incentive compensation through grants of stock options under our 1994 Stock Option Plan. Stock options provide executive officers with an opportunity to purchase and maintain an equity interest in OSI and thereby share in any appreciation in the value of our Common Stock. The Board believes that stock options directly motivate an executive to maximize long-term stockholder value. In addition, vesting periods are set to that encourage key executives to stay with OSI. To date, all options granted to executive officers have been at fair market value on the date of grant. Option grants are subjective, but are based on factors such as the executive's relative position, responsibilities at OSI, individual performance over the previous fiscal year and anticipated contribution to the attainment of our long-term strategic goals. Stock options granted in prior years are also taken into consideration. The Board views stock option grants as an important component of its long-term, performance-based compensation philosophy. Our Co-Chief executive officers chose to be ineligible for cash incentives for fiscal year 1999.

Section 162(m)

   The Board has considered the potential future effects of Section 162(m) of the Code on the compensation paid to our executive officers. Section 162(m) disallows a public company from taking tax deductions for compensation paid to an executive officer named in the Proxy Statement to the extent the compensation is more than $1 million in any taxable year. The only exception is if the compensation is performance-based. We have adopted a policy that, where reasonably practicable, we will seek to qualify the variable compensation we pay to our executive officers for an exemption from the deductibility limitations of Section 162(m).

                                          Respectfully submitted by:

                                          Tom L. Johnson
                                          George F. Schmitt
                                          Gary D. Cuccio
                                          Dr. Kornel Terplan
                                          Richard G. Vento

Performance Graph

   The following graph compares the annual percentage change in the cumulative return to the stockholders of our Common Stock with the cumulative return of The Nasdaq Stock Market--US Index and of the Hambrecht & Quist Communications Index. The period shown begins December 1, 1995, the date we began reporting under the Securities Exchange Act of 1934, as amended and, ending on June 30, 1999. Returns are weighted based on market capitalization at the beginning of each fiscal year.

                  COMPARISON OF 19-MONTH CUMULATIVE RETURN ON
           AMONG OBJECTIVE SYSTEMS INTEGRATORS, INC. THE NASDAQ STOCK
        MARKET--US INDEX AND THE HAMBRECHT & QUIST COMMUNICATIONS INDEX
               COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
            AMONG [COMPANY MAME HERE], S&P 500 INDEX AND PEER GROUP

                        PERFORMANCE GRAPH APPEARS HERE

Measurement Period         OBJECTIVE SYSTEMS   NASDAQ STOCK    HAMBRECHT & QUIST
(Fiscal Year Covered)      INTEGRATORS, INC.   MARKET (U.S.)   COMMUNICATIONS
---------------------      -----------------   -------------   ----------------
12/01/95                    $100                $100            $100
06/1996                     $192                $113            $110
06/1997                     $ 45                $137            $110
06/1998                     $ 39                $181            $133
06/1999                     $ 14                $259            $250

   The graph assumes that on December 1, 1995, $100 was invested in each of our Common Stock, The Nasdaq Stock Market--US Index and the Hambrecht & Quist Communications Index. It also assumes that all dividends were reinvested. No dividends have been declared or paid on our Common Stock. Stockholder returns over the indicated period should not be considered indicative of future stockholder returns.

   The information contained above under the captions "Report of the Compensation Board" and "Performance Graph" will not be deemed "soliciting material" or have been "filed" with the Securities and Exchange Commission, nor will that information be incorporated by reference into any future filing under the Securities Act of 1993 or the Securities Exchange Act of 1934, except to the extent that we specifically incorporate it by reference.

Section 16(a) Beneficial Ownership Reporting Compliance

   Section 16(a) of the Exchange Act requires our executive officers and directors, and people who own more than ten percent of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC and the National Association of Securities Dealers, Inc. Executive officers, directors and greater-than-ten-percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms that they file. Based on our review of the forms we have received, or written representations from various of our reporting persons, we believe that our executive officers and directors complied with all applicable filing requirements in fiscal 1999.

                                 OTHER MATTERS

   We know of no other matters to be submitted at the Meeting. If any other matters properly come before the Meeting, it is the intention of the people named in the enclosed form of Proxy to vote the shares they represent as the Board recommends.

THE BOARD OF DIRECTORS

Dated: October 18, 1998

                      OBJECTIVE SYSTEMS INTEGRATORS, INC.

                             1994 STOCK OPTION PLAN
                       (as amended through July 24, 1999)


1.  Purposes.  The purposes of this Stock Option Plan are to attract and retain
    --------
    the best available people for positions of substantial responsibility, to provide additional incentives to Employees and Consultants of the Corporation and its Subsidiaries, and to promote the success of the Corporation's business. Options granted under this Plan may be incentive stock options (as defined under Section 422 of the Code) or nonstatutory stock options, as determined by the Administrator at the time of grant of an option and subject to the applicable provisions of Section 422 of the Code, as amended, and the regulations promulgated thereunder.

2.  Definitions.  As used in this Plan, the following definitions will apply:
    -----------

    (a)  Administrator.  The Board or any of its Committees.
         -------------

    (b)  Board. The Board of Directors of the Corporation.
         -----

    (c)  Code.  The Internal Revenue Code of 1986, as amended.
         -----

    (d)  Committee.  A Committee appointed by the Board of Directors under
         ---------
         Section 4.

    (e)  Common Stock.  The Common Stock of the Corporation.
         ------------

    (f)  Corporation.  Objective Systems Integrators, Inc., a Delaware
         -----------
         corporation.

    (g)  Consultant.  Any director of the Corporation, a Parent or Subsidiary,
         ----------
         whether or not compensated for such services, and any person who is engaged by the Corporation, a Parent or Subsidiary to render consulting or advisory services and is compensated for those services.

    (h)  Continuous Status as an Employee or Consultant.   The employment,
         ----------------------------------------------
         directorship or consulting relationship with the Corporation, any Parent, or Subsidiary, has not been interrupted or ended. Continuous Status will not be considered interrupted in the case of (1) a leave of absence approved by the Corporation, or (2) transfers between locations of the Corporation or between the Corporation, its Parent, any Subsidiary, or any successor. Leaves of absence "approved by the Corporation" are those that have been properly approved by an authorized representative of the Corporation. For Incentive Stock Options, no leave may exceed 90 days unless reemployment is guaranteed at the end of the leave by statute or contract, including Corporation policies. If reemployment is not guaranteed, then on the 91st day of the leave Incentive Stock Options held by the Optionee will cease to be treated as an Incentive Stock Option and will be treated for tax purposes as a Nonstatutory Stock Option.

    (i)  Employee.  Any person, including Officers and directors, employed by
         --------
         the Corporation or any Parent or Subsidiary of the Corporation. The payment of a director's fee by the Corporation is not sufficient to constitute "employment" by the Corporation.

    (j)  Exchange Act.  The Securities Exchange Act of 1934, as amended.
         ------------

    (k)  Fair Market Value.  As of any date, the value of Common Stock
         -----------------
         determined as follows:

          (i) If the Common Stock is listed on an established stock exchange or a national market system, its Fair Market Value will be the closing sales price for the stock (or the closing bid, if no sales were reported) as quoted on the exchange or system for the last market trading day before the time of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

          (ii) If the Common Stock is quoted on the NASDAQ System (but not on its Nasdaq National Market) or regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value will be the mean between the high bid and low asked prices for the Common Stock on the last market trading day before the day of determination, or;

          (iii) In the absence of an established market for the Common Stock, Fair Market Value will be determined in good faith by the Administrator.

     (l)  Incentive Stock Option.  An Option intended to qualify as an incentive
          ----------------------
          stock option within the meaning of Section 422 of the Code.

     (m)  Nonstatutory Stock Option.  An Option not intended to qualify as an
          -------------------------
          Incentive Stock Option.

     (n)  Officer.  A person who is an officer of the Corporation within the
          -------
          meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

     (o)  Option.  A stock option granted under the Plan.
          ------

     (p)  Optioned Stock.  The Common Stock subject to an Option.
          --------------

     (q)  Optionee.  An Employee or Consultant who receives an Option.
          --------

     (r)  Parent.  A "parent corporation", whether now or hereafter existing, as
          ------
          defined in Section 424(e) of the Code.

     (s)  Plan.  This 1994 Stock Option Plan.
          ----

     (t)  Share.  A share of the Common Stock, as adjusted in accordance with
          -----
          Section 11.

     (u)  Subsidiary.  A "subsidiary corporation", whether now or hereafter
          ----------
          existing, as defined in Section 424(f) of the Code.

3.  Stock Subject to the Plan.  Subject to Section 11, the maximum aggregate
    -------------------------
    number of Shares which may be optioned and sold under the Plan is 10,434,830 Shares. The Shares may be authorized, but unissued, or reacquired Common Stock.

    If an Option expires or becomes unexercisable without having been exercised in full, or is surrendered under an Option Exchange Program, the unpurchased Shares will become available for future grant or sale under the Plan unless the Plan has terminated; provided, however, that Shares that have actually been issued under the Plan will not be returned to the Plan and will not become available for future distribution, except that if unvested Shares are repurchased by the Corporation at their original purchase price, and the original purchaser of those Shares did not receive any benefits of ownership of the Shares, the Shares will become available for future grant under the Plan. For purposes of the preceding sentence, voting rights are not considered a benefit of Share ownership.

4.  Administration of the Plan.
    --------------------------

    (a)  Plan Procedures.
         ---------------

         (1)  Administration for Directors and Officers.  For Options to
              -----------------------------------------
              Employees who are also Officers or directors of the Corporation, the Plan will be administered by (A) the Board if the Board can administer it in compliance with Rule 16b-3 under the Exchange Act or any successor thereto ("Rule 16b-3") for plans intended to qualify as discretionary, or (B) a Committee designated by the Board, which Committee will be constituted to permit the Plan to comply with Rule 16b-3 for plans intended to qualify as discretionary. Once appointed, this Committee will continue to serve in its designated capacity until otherwise directed by the Board. From time to time the Board may increase the size of the Committee, appoint additional members of the Committee, remove members (with or without cause), appoint new members in substitution for removed members, fill vacancies, however caused, and remove all members and thereafter directly administer the Plan, all to the extent permitted by Rule 16b-3 for plans intended to qualify as discretionary plans.

          (2)  Multiple Administrative Bodies.  If permitted by Rule 16b-3, the
               ------------------------------
               Plan may be administered by different bodies with respect to directors, non-director Officers and Employees who are neither directors nor Officers.

          (3)  Administration for Consultants and Other Employees.  For Options
               --------------------------------------------------
               to Employees or Consultants who are neither directors nor Officers of the Corporation, the Plan will be administered by (A) the Board, or (B) a committee designated by the Board, which will be constituted to satisfy the legal requirements relating to the administration of incentive stock option plans, if any, of Delaware corporate and securities laws, of the Code, and of any applicable stock exchange ("Applicable Laws"). Once appointed, this Committee will continue to serve in its designated capacity until otherwise directed by the Board. From time to time the Board may increase the size of the Committee, appoint additional members of the Committee, remove members (with or without cause), appoint new members in substitution for removed members, fill vacancies, however caused, and remove all members and thereafter directly administer the Plan, all to the extent permitted by the Applicable Laws.

     (b)  Powers of the Administrator.  Subject to the provisions of the Plan
          ---------------------------
          and, in the case of a Committee, the specific duties delegated by the Board to the Committee, and subject to the approval of any relevant authorities including, if required, the approval of any stock exchange on which the Common Stock is listed, the Administrator will have the authority, in its discretion:

          (1)  to determine the Fair Market Value of the Common Stock;

          (2) to select the Consultants and Employees to whom Options may be granted;

          (3)  to determine whether and to what extent Options are granted;

          (4) to determine the number of shares of Common Stock to be covered by each Option;

          (5) to approve forms of written agreement for use under the Plan ("Option Agreement");

          (6)  to determine the terms and conditions of any Option;

          (7) to determine whether and under what circumstances an Option may be settled in cash under subsection 9(f) instead of Common Stock;

          (8) to reduce the exercise price of any Option to the then current Fair Market Value if the Fair Market Value of the Common Stock covered by the Option has declined since the date the Option was granted; and

          (9) to construe and interpret the terms of the Plan and Options granted under it.

     (c)  Effect of Administrator's Decision.  All decisions, determinations and
          ----------------------------------
          interpretations of the Administrator will be final and binding on all Optionees and any other holders of an Option.

5.   Eligibility.
     -----------

     (a)  Type of Option.  Nonstatutory Stock Options may be granted to
          --------------
          Employees and Consultants. Incentive Stock Options may be granted only to Employees and Consultants who are directors.

          An Employee or Consultant who has been granted an Option may, if otherwise eligible, be granted additional Options.

     (b)  Option Terms.  Each Option will be designated in the Option Agreement
          ------------
          as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding that designation, to the extent the aggregate Fair Market Value:

          (1) of Shares subject to an Optionee's Incentive Stock Options granted by the Corporation, any Parent or Subsidiary, which

          (2) become exercisable for the first time during any calendar year (under all plans of the Corporation or any Parent or Subsidiary) exceeds $100,000, the excess Options will be treated as Nonstatutory Stock Options. For purposes of this Section, Incentive Stock Options will be taken into account in the order in which they were granted, and the Fair Market Value of the Shares will be determined at time the Option is granted.

     (c)  At Will Employment.  The Plan does not confer on an Optionee any
          ------------------
          rights regarding continuation of an employment or consulting relationship with the Corporation, nor will it interfere in any way with the Optionee's or the Corporation's right to terminate the Optionee's employment or consulting relationship at any time, with or without cause.

     (d)  Limitations.  If the Corporation or a successor corporation issues any
          -----------
          class of common equity securities required to be registered under
          Section 12 of the Exchange Act, or if the Plan is assumed by a corporation having a class of common equity securities required to be registered under Section 12 of the Exchange Act, the following limitations will apply to grants of Options to Employees:

          (1) No Employee will be granted, in any fiscal year of the Corporation, Options to purchase more than 1,375,000 Shares.

          (2) This limitation will be adjusted proportionately in connection with any change in the Corporation's capitalization as described in Section 11.

          (3) If an Option is canceled in the same fiscal year of the Corporation in which it was granted (other than in connection with a transaction described in Section 11), the cancelled Option will be counted against the limits in this Section 5. For this purpose, if the exercise price of an Option is reduced, the transaction will be treated as a cancellation of the Option and the grant of a new Option.

6.   Term of Plan.  The Plan will become effective on the earlier to occur of
     ------------
     its adoption by the Board or its approval by the Corporation's shareholders, as described in Section 17. It will continue in effect for a term of 10 years unless sooner terminated under Section 13.

7.   Term of Option.  The term of each Option will be the term stated in the
     --------------
     Option Agreement; provided, however, that the term will be no more than 10 years from the date of grant. For Incentive Stock Options granted to an Optionee who, at the time of the grant, owns stock representing more than 10% of the voting power of all classes of stock of the Corporation or any Parent or Subsidiary, the term of the Option will be five years from the date of grant or such shorter term as may be provided in the Option Agreement.

8.   Exercise Price and Consideration.
     --------------------------------

     (a)  Price.  The per Share exercise price for Shares to be issued on
          -----
          exercise of an Option will be the price determined by the Board, but will be subject to the following:

          (1)  In the case of an Incentive Stock Option

               (A) granted to an Employee who, at the time of the grant, owns stock representing more than 10% of the voting power of all classes of stock of the Corporation or any Parent or Subsidiary, the per Share exercise price not be less than 110% of the Fair Market Value per Share on the date of grant.

               (B) granted to any Employee other than an Employee described in the preceding paragraph, the per Share exercise price will not be less than 100% of the Fair Market Value per Share on the date of grant.

          (2)  In the case of a Nonstatutory Stock Option

               (A) granted to a person who, at the time of the grant, owns stock representing more than 10% of the voting power of all classes of stock of the Corporation or any Parent or Subsidiary, the per Share exercise price will not be less than 110% of the Fair Market Value per Share on the date of the grant.

               (B) granted to any person, the per Share exercise price will not be less than 85% of the Fair Market Value per Share on the date of grant.

     (b) The consideration to be paid for the Shares issued on exercise of an Option, including the method of payment, will be determined by the Administrator (and, in the case of an Incentive Stock Option, will be determined at the time of grant) and may consist entirely of (1) cash,
          (2) check, (3) promissory note, (4) other Shares which (x) in the case of Shares acquired on exercise of an Option have been owned by the Optionee for more than six months on the date of surrender, and (y) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which the Option will be exercised, (5) delivery of a properly executed exercise notice together with such other documentation as the Administrator and the broker, if applicable, require to effect an exercise of the Option and delivery to the Corporation of the sale or loan proceeds required to pay the exercise price, or (6) any combination of the foregoing methods of payment. In making its determination, the Board will consider whether the type of consideration may reasonably be expected to benefit the Corporation.

9.   Exercise of Option.
     ------------------

     (a)  Procedure for Exercise; Rights as a Shareholder.  Options granted
          -----------------------------------------------
          under the Plan will be exercisable at such times and under such conditions as determined by the Board, including performance criteria with respect to the Corporation and/or the Optionee, and as will be permissible under the terms of the Plan, but in no case at a rate of less than 20% per year over five years from the date the Option is granted.

          An Option may not be exercised for a fraction of a Share.

          An Option will be deemed to have been exercised when (a) written notice of exercise has been given to the Corporation in accordance with the terms of the Option and by the person entitled to exercise it, and (b) full payment for the Shares has been received by the Corporation. Full payment may, as authorized by the Board, consist of any consideration and method of payment allowable under Section 8(b). Notwithstanding exercise of an Option, no right to vote or receive dividends or any other rights as a shareholder will exist with respect to Optioned Stock until a stock certificate for the Shares has been issued, as evidenced by the appropriate entry on the books of the Corporation or of a duly authorized transfer agent of the Corporation. The Corporation will issue (or cause to be issued) a stock certificate promptly after exercise of the Option. Except as provided in Section 11, no adjustment will be made for a dividend or other right for which the record date is before the date the stock certificate is issued.

          Exercise of an Option will result in a decrease in the number of Shares that are thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

     (b)  Termination of Relationship.   If an Optionee's Continuous Status as
          ---------------------------
          an Employee or Consultant ends (but not if there is a change in status from Employee to Consultant (in which case an Employee's Incentive Stock Option will automatically convert to a Nonstatutory Stock Option on the 91st day after the change of status) or from Consultant to Employee), the Optionee may, but only within such period as is determined by the Administrator (which will be at least 30 days and, in the case of an Incentive Stock Option, will not exceed three months after the date the Continuous Status an Employee or Consultant ends but in no event later than the expiration date of the Option set forth in the Option Agreement) exercise the Option to the extent that the Optionee was entitled to exercise it on the date Continuous Status an Employee or Consultant ends. To the extent an Optionee was not entitled to exercise the Option on the date Continuous Status an Employee or Consultant ends, or if Optionee does not exercise the Option within the time specified, the Option will terminate.

     (c)  Disability.  If an Optionee's consulting relationship or Continuous
          ----------
          Status as an Employee ends as a result of the Optionee's disability, the Optionee may, but only within 12 months from the date of termination (and in no event later than the expiration date of the Option set forth in the Option Agreement), exercise the Option to the extent otherwise entitled to exercise it on the date of termination; provided, however, that if the disability is not a "disability" as defined in Section

          22(e)(3) of the Code, in the case of an Incentive Stock Option the Incentive Stock Option will automatically convert to a Nonstatutory Stock Option three months and one day after termination. To the extent that the Optionee is not entitled to exercise the Option on the date of termination, or if the Optionee does not exercise the Option to the extent so entitled within the time specified, the Option will terminate and the Shares covered by the Option will revert to the Plan.

     (d)  Death.  If an Optionee dies, the Option may be exercised at any time
          -----
          within 12 months after the date of death (but in no event later than the expiration of the Option set forth in the Notice of Grant), by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent that the Optionee was entitled to exercise the Option on the date of death.
          If, at the time of death, the Optionee was not entitled to exercise the entire Option, the Shares covered by the unexercisable part of the Option will immediately revert to the Plan. If, after death, the Optionee's estate or the person who acquired the right to exercise the Option by bequest or inheritance does not exercise the Option within the time specified, the Option will terminate and the Shares covered by the Option will revert to the Plan.

     (e)  Rule 16b-3.  Options granted to individuals subject to Section 16(b)
          ----------
          of the Exchange Act will comply with Rule 16b-3 and will contain such additional conditions or restrictions as may be required thereunder to qualify for the maximum exemption from Section 16 of the Exchange Act for Plan transactions.

     (f)  Buyout Provisions.  At any time, the Administrator may offer to buy
          -----------------
          out (for a payment in cash or Shares) an Option previously granted. The offer may be based on such terms and conditions as the Administrator establishes and communicates to the Optionee at the time the offer is made.

10.  Non-Transferability .  Options may not be sold, pledged, assigned,
     --------------------
     hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee.

11.  Adjustments on Changes in Capitalization or Merger.
     --------------------------------------------------

     (a)  Changes in Capitalization.  Subject to any required action by the
          -------------------------
          Corporation's shareholders, the number of shares of Common Stock covered by each outstanding Option, and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, as well as the price per share of Common Stock covered by each outstanding Option, will be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Corporation; provided, however, that conversion of any convertible securities of the Corporation will not be deemed to have been "effected without receipt of consideration." This adjustment will be made by the Board, whose determination will be final, binding and conclusive. Except as expressly provided in the Plan, the Corporation's issuance of shares of stock of any class, or securities convertible into shares of stock of any class, will not affect, and no adjustment by reason thereof will be made with respect to, the number or price of shares of Common Stock subject to an Option.

     (b)  Dissolution or Liquidation.  If there is a proposed dissolution or
          --------------------------
          liquidation of the Corporation, the Board will notify the Optionee at least 15 days before the proposed action. To the extent it has not been previously exercised, the Option will end immediately before the consummation of the proposed action.

     (c)  Merger.  If the Corporation is merged with or into another
          ------
          corporation, the Option may be assumed or an equivalent option may be substituted by the successor corporation or a parent or subsidiary of the successor corporation. If, the Option is not assumed or substituted, the Option will end as of the date the merger is closed. For the purposes of this paragraph, an Option will be considered "assumed" if, after the merger, it confers the right to purchase, for each Share of Optioned Stock immediately before the merger, the same consideration (whether stock, cash, or other securities or property) received in the merger by holders of Common Stock for each Share held by the holders of Common Stock on the effective date of the transaction (and if the holders of Common Stock were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if the consideration received in the merger was not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide that the consideration to be received on the exercise of an Option for each Share of Optioned Stock to be solely an amount of common stock of the successor corporation or its Parent that is equal in fair market value to the per share consideration received by holders of Common Stock in the merger.

12.  Time of Granting Options.  The date of an Option grant will be the date on
     ------------------------
     which the Administrator decides to grant the Option, or such other date as is determined by the Board. Notice of the decision will be given to each Employee or Consultant to whom an Option is granted within a reasonable time after the date of grant.

13.  Amendment and Termination of the Plan.
     -------------------------------------

     (a)  Amendment and Termination.  The Board may at any time amend, alter,
          -------------------------
          suspend or discontinue the Plan, but without the Optionee's consent no amendment, alteration, suspension or discontinuation will be made which would impair the rights of the Optionee under any grant previously made. In addition, to the extent necessary or desirable to comply with Rule 16b-3 under the Exchange Act or with Section 422 of the Code (or any other applicable law or regulation, including the requirements of the NASD or an established stock exchange), the Corporation will obtain shareholder approval of any Plan amendment in such a manner and to such a degree as required.

     (b)  Effect of Amendment or Termination.   An amendment or termination of
          ----------------------------------
          the Plan will not affect Options that have already been granted. Previously granted Options will remain in full force and effect as if the Plan had not been amended or terminated, unless mutually agreed otherwise by the Optionee and the Board in a written agreement signed by the Optionee and the Corporation.

14.  Conditions on Issuance of Shares.   Shares will not be issued on exercise
     --------------------------------
     of an Option unless the exercise of the Option and the issuance and delivery of the Shares (a) complies with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange on which the Shares are then listed, and
     (b) has been approved by counsel for the Corporation with respect to such compliance.

     As a condition of exercising an Option, the Corporation may require the person exercising it to represent and warrant at the time of exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute them if, in the opinion of counsel for the Corporation, such a representation is legally required.

15.  Reservation of Shares.  During the term of the Plan, the Corporation will
     ---------------------
     reserve and keep available a number of Shares that are sufficient to satisfy the requirements of the Plan.

     The inability of the Corporation to obtain authority from any regulatory body having jurisdiction, which authority the Corporation's counsel deems to be necessary to the lawful issuance and sale of any Shares under the Plan, will relieve the Corporation of liability for not issuing or selling those Shares.

16.  Agreements.   Options will be evidenced by written agreements in such form
     ----------
     as the Board from time to time approves.

17.  Shareholder Approval.  Continuance of the Plan will be subject to approval
     --------------------
     by the Corporation's shareholders within 12 months before or after the date the Plan is adopted. Shareholder approval will be obtained in the degree and manner required under applicable state and federal law and the rules of any stock exchange on which the Common Stock is listed.

18.  Information to Optionees and Purchasers.  The Corporation will provide each
     ---------------------------------------
     Optionee, not less frequently than annually, with copies of annual financial statements. The Corporation will also provide financial statements to each individual who acquires Shares under the Plan while the individual owns the Shares. The Corporation will not be required to provide such statements to key employees whose duties in connection with the Corporation assure their access to equivalent information.

PROXY                                                                      PROXY

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                      OBJECTIVE SYSTEMS INTEGRATORS, INC.
                      1999 ANNUAL MEETING OF STOCKHOLDERS

                               DECEMBER 9, 1999

        The undersigned stockholder of OBJECTIVE SYSTEMS INTEGRATORS, INC., a Delaware corporation, acknowledges receipt of the Notice of Meeting of Stockholders and Proxy Statement, each dated October 18, 1998, and appoints Tom
L. Johnson, Richard G. Vento, Lawrence F. Fiore and Philip N. Cardman, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 1999 Meeting of Stockholders of OBJECTIVE SYSTEMS INTEGRATORS, INC. to be held on December 9, 1999, at 10:00 a.m. local time, at the Lake Natoma Inn, 702 Gold Lake Drive, Folsom, California 95630, and at any adjournment or adjournments thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below:

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF DIRECTORS, FOR THE AMENDMENT TO 1994 STOCK OPTION PLAN, FOR THE RATIFICATION OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS AND AS SAID PROXIES DEEM ADVISABLE ON ANY OTHER MATTERS AS PROPERLY COME BEFORE THE MEETING.

                                      (continued and to be signed on other side)

                             FOLD AND DETACH HERE

                                                   Please mark
                                             [  ]  your votes
                                                   as indicated


                                                              WITHHELD
                                            FOR               FOR ALL
1. Election of Directors                    [ ]                 [ ]

   If you wish to withhold authority
   to vote for any individual nominee,
   strike a line through that nominee's
   name in the list below:

         Tom L. Johnson
         Richard G. Vento
         George F. Schmitt
         Kornel Terplan
         Gary D. Cuccio


                                            FOR          AGAINST        ABSTAIN
2. Amendment of 1994 Stock Option           [ ]            [ ]            [ ]
   Plan to increase the number of
   shares reserved for grant thereunder.

3. Ratification of Deliotte & Touche        [ ]            [ ]            [ ]
   as the independent auditors of the
   Company for the fiscal year ending
   June 30, 2000.



   And in their discretion, upon such other matter or matters which may properly come before the meeting or adjournment or adjournments thereof.




Signature(s)                                           Date

   (This proxy should be marked, dated and signed by the stockholder(s) exactly as his or her name appears hereon and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.)



                          *     FOLD AND DETACH     *